Exhibit 99

                     February 11, 2020

Dominion Energy Announces Fourth-Quarter and Full-Year 2019 Earnings

•	Fourth-quarter 2019 GAAP (reported) earnings of $1.32 per share; operating earnings of $1.18 per share
•	Full-year 2019 reported earnings of $1.73 per share; operating earnings of $4.24 per share
•	Company initiates 2020 operating earnings guidance of $4.25 to $4.60 per share

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended Dec. 31, 2019, of $1.1 billion ($1.32 per share) compared with net income of $641 million ($0.97 per share) for the same period in 2018.  Reported earnings for the twelve months ended Dec. 31, 2019, were $1.4 billion ($1.73 per share) compared with earnings of $2.4 billion ($3.74 per share) for the same period in 2018.

Operating earnings for the three months ended Dec. 31, 2019, were $988 million ($1.18 per share), compared with operating earnings of $592 million ($0.89 per share) for the same period in 2018.  Operating earnings for the twelve months ended Dec. 31, 2019, were $3.4 billion ($4.24 per share) compared with operating earnings of $2.7 billion ($4.05 per share) for the same period in 2018.

Operating earnings are defined as reported earnings adjusted for certain items.  Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Operating earnings guidance

Dominion Energy expects 2020 operating earnings in the range of $4.25 to $4.60 per share, compared to full-year 2019 operating earnings of $4.24 per share.  Positive drivers include regulated investment growth across electric and gas businesses, lower financing costs due to lower average debt balances, the full-year impact of the Millstone nuclear facility zero-carbon procurement contract, and lower depreciation expense associated with an anticipated extension of the useful life assumption for our regulated nuclear plants in Virginia.  The company expects negative drivers for the year to include increased minority interest expense associated with the equity recapitalization of Cove Point, share dilution, two planned refueling outages at Millstone and lower New England capacity prices.

First-quarter 2020 operating earnings are expected to be in the range of $1.05 to $1.25 per share.

Conference call today

The company will host its fourth-quarter earnings conference call at 11 a.m. ET on Tuesday, Feb. 11, 2020.  Management will discuss fourth-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179.   International callers should dial (334) 323-0520.  The passcode for the conference call is “Dominion.”  Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

A replay of the conference call will be available beginning at about 3 p.m. ET Feb. 11 and lasting until 11 p.m. ET Feb. 18.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 75733392.  Additionally, a replay of the webcast will be available on the investor information pages by the end of the day Feb. 11.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or changes in accounting principles.  At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

About Dominion Energy

More than 7 million customers in 18 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to sustainable, reliable, affordable and safe energy and is one of the nation's largest producers and transporters of energy with more than $100 billion of assets providing electric generation, transmission and distribution, as well as natural gas storage, transmission, distribution and import/export services. The company is committed to achieve net zero carbon dioxide and methane emissions from its power generation and gas infrastructure operations by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements, including forecasted operating earnings first-quarter and full-year 2020 and beyond which are subject to various risks and uncertainties.  Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; federal, state and local legislative and regulatory developments; changes to federal, state and local environmental laws and regulations, including proposed carbon regulations; cost of environmental compliance; changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures and retirements of assets based on asset portfolio reviews; receipt of approvals for, and timing of, closing dates for other acquisitions and divestitures; changes in demand for Dominion Energy’s services; additional competition in Dominion Energy’s industries; changes to regulated rates collected by Dominion Energy; changes in operating, maintenance and construction costs; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings; and the inability to complete planned construction projects within time frames initially anticipated.   Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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CONTACTS:      Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dominionenergy.com

                   Financial analysts: Steven Ridge, (804) 929-6865 or Steven.D.Ridge@dominionenergy.com

Dominion Energy, Inc.
Consolidated Statements of Income*
Unaudited (GAAP Based)
(millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Operating Revenue	$4,475	$3,361	$16,572	$13,366
Operating Expenses
Electric fuel and other energy-related purchases	655	686	2,938	2,814
Purchased electric capacity	14	35	88	122
Purchased gas	426	236	1,536	645
Other operations and maintenance[1]	1,154	896	5,681	3,481
Depreciation, depletion and amortization	664	513	2,655	2,000
Other taxes	221	161	1,040	703
Total operating expenses	3,134	2,527	13,938	9,765

Income from operations	1,341	834	2,634	3,601

Other income	333	363	986	1,021
Interest and related charges	401	440	1,773	1,493
Income from continuing operations including noncontrolling interests before income tax expense	1,273	757	1,847	3,129
Income tax expense	173	95	381	580

Net income including noncontrolling interests	1,100	662	1,466	2,549

Noncontrolling interests	1	21	18	102

Net Income attributable to Dominion Energy	$1,099	$641	$1,448	$2,447

Reported earnings per common share - diluted	$1.32	$0.97	$1.73	$3.74
Average shares outstanding, diluted	826.3	660.9	808.9	654.9

1) Includes impairment of assets and related charges and gains on sale of assets.
* The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited
(millions, except earnings per share)	Three months ended December 31,
	2019	2018	Change
REPORTED EARNINGS[1]	$1,099	$641	$458
Pre-tax loss (income)[2]	73	(50)	123
Income tax[2]	(184)	1	(185)
Adjustments to reported earnings	(111)	(49)	(62)

OPERATING EARNINGS	$988	$592	$396
By segment:
Dominion Energy Virginia	403	333	70
Gas Transmission & Storage	360	257	103
Gas Distribution	173	118	55
Dominion Energy South Carolina	98	-	98
Contracted Generation	114	5	109
Corporate and Other	(160)	(121)	(39)
	$988	$592	$396

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$1.32	$0.97	$0.35
Adjustments to reported earnings (after tax)	(0.14)	(0.08)	(0.06)
OPERATING EARNINGS	$1.18	$0.89	$0.29
By segment:
Dominion Energy Virginia	0.49	0.50	(0.01)
Gas Transmission & Storage	0.43	0.39	0.04
Gas Distribution	0.21	0.18	0.03
Dominion Energy South Carolina	0.12	-	0.12
Contracted Generation	0.14	0.01	0.13
Corporate and Other	(0.21)	(0.19)	(0.02)
	$1.18	$0.89	$0.29
Common Shares Outstanding (average, diluted)	826.3	660.9

(millions, except earnings per share)	Twelve months ended December 31,
	2019	2018	Change
REPORTED EARNINGS[1]	$1,448	$2,447	$(999)
Pre-tax loss (income)[2]	2,500	201	2,299
Income tax[2]	(501)	3	(504)
Adjustments to reported earnings	1,999	204	1,795

OPERATING EARNINGS	$3,447	$2,651	$796
By segment:
Dominion Energy Virginia	1,786	1,596	190
Gas Transmission & Storage	934	844	90
Gas Distribution	488	373	115

Dominion Energy South Carolina	430	-	430
Contracted Generation	276	245	31
Corporate and Other	(467)	(407)	(60)
	$3,447	$2,651	$796
Earnings Per Share (EPS):[3]
REPORTED EARNINGS[1]	$1.73	$3.74	$(2.01)
Adjustments to reported earnings (after tax)	2.51	0.31	2.20
OPERATING EARNINGS	$4.24	$4.05	$0.19
By segment:
Dominion Energy Virginia	2.21	2.44	(0.23)
Gas Transmission & Storage	1.16	1.29	(0.13)
Gas Distribution	0.60	0.57	0.03
Dominion Energy South Carolina	0.53	-	0.53
Contracted Generation	0.34	0.37	(0.03)
Corporate and Other	(0.60)	(0.62)	0.02
	$4.24	$4.05	$0.19
Common Shares Outstanding (average, diluted)	808.9	654.9

1) Determined in accordance with Generally Accepted Accounting Principles (GAAP).

2) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at www.dominionenergy.com/investors.

3) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share.  For the three and twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $1 million and $28 million, respectively.  The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million per quarter associated with the Series A preferred stock equity units entered in June of 2019 and $2 million associated with the Series B preferred stock equity units entered in December of 2019.  See Form 10-K for additional information.

Schedule 2 - Reconciliation of 2019 Reported Earnings to Operating Earnings

2019 Earnings (Twelve months ended December 31, 2019)

The $2.5 billion pre-tax net effect of the adjustments included in 2019 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●

$2.3 billion of merger and integration-related costs associated with the SCANA Combination, primarily reflecting $1 billion for refunds of amounts previously collected from retail electric customers of Dominion Energy South Carolina (DESC) for the NND Project, $427 million associated with a voluntary retirement program (which includes $112 million for employee benefit plan curtailment), and $516 million associated with litigation.

●

$783 million of charges at our regulated entities, primarily consisting of the retirement of electric generation facilities in cold reserve and certain automated meters and a purchase power contract termination.

●

$113 million benefit from the revision of certain asset retirement obligations for ash ponds and landfills at certain utility generation facilities, in connection with the enactment of Virginia legislation in March.

●	$553 million net gain related to our investments in nuclear decommissioning trust funds.

Dominion Energy also recorded $198 million tax charge for certain income tax-related regulatory assets acquired in the SCANA Combination for which Dominion Energy committed to forgo recovery.

(millions, except per share amounts)	1Q19	2Q19	3Q19	4Q19	YTD 2019	[3]
Reported earnings (loss)	($680)	$54	$975	$1,099	$1,448
Adjustments to reported earnings [1]:
Pre-tax loss (income)	1,640	656	131	73	2,500
Income tax	(87)	(91)	(139)	(184)	(501)
	1,553	565	(8)	(111)	1,999
Operating earnings	$873	$619	$967	$988	$3,447
Common shares outstanding (average, diluted)	793.1	802.6	813.0	826.3	808.9
Reported earnings (loss) per share [2]	($0.86)	$0.05	$1.17	$1.32	$1.73
Adjustments to reported earnings per share [2]	1.96	0.72	0.01	(0.14)	2.51
Operating earnings per share [2]	$1.10	$0.77	$1.18	$1.18	$4.24

1) Adjustments to reported earnings are reflected in the following table:
	1Q19	2Q19	3Q19	4Q19	YTD 2019
Pre-tax loss (income):
Merger and integration-related costs	1,429	542	60	258	2,289
Regulated asset and contract retirements/terminations	547	211	47	(22)	783
Revision to ash pond and landfill closure costs	(113)	0	0	0	(113)
Net gain on NDT funds	(253)	(83)	(28)	(189)	(553)
Other	30	(14)	52	26	94
	$1,640	$656	$131	$73	$2,500
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(255)	(91)	(139)	(196)	(681)

Write-off EDIT regulatory assets (SCANA)	198	0	0	(4)	194
Other	(30)	0	0	16	(14)
	($87)	($91)	($139)	($184)	($501)

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective rate.

2) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share.  No adjustments were necessary for the three months ended June 30. For the three months ended September 30, the fair value adjustment required for diluted reported earnings per share calculation was $13 million. For the three and twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $1 million and $28 million, respectively.  The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million per quarter associated with the Series A preferred stock equity units entered in June of 2019 and $2 million associated with the Series B preferred stock equity units entered in December of 2019.  See Forms 10-Q and 10-K for additional information.

3) YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

Schedule 3 - Reconciliation of 2018 Reported Earnings to Operating Earnings

2018 Earnings (Twelve months ended December 31, 2018)

The $201 million pre-tax net effect of the adjustments included in 2018 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$759 million net benefit associated with the sales of our non-core assets, primarily reflecting the gains on sales of certain merchant generation assets and our investment in Blue Racer.
●	$219 million impairment charge associated with gathering and processing assets.
●	$215 million charge associated with Virginia legislation enacted in March that requires one-time rate credits of certain amounts to utility customers.
●	$170 million net loss related to our investments in nuclear decommissioning trust funds.
●	$124 million charge associated with disallowance of FERC-regulated plant.
●

$81 million charge associated with the asset retirement obligations for ash ponds and landfills at certain utility generation facilities in connection with the enactment of Virginia legislation in April.

●	$74 million of restoration costs associated with major storms, primarily affecting our Virginia service territory.
●	$37 million of transaction and transition costs associated with the Dominion Energy Questar combination and the acquisition of SCANA Corporation.

(millions, except per share amounts)	1Q18	2Q18	3Q18	4Q18	YTD 2018	[2]
Reported earnings	$503	$449	$854	$641	$2,447
Adjustments to reported earnings [1]:
Pre-tax loss (income)	305	145	(199)	(50)	201
Income tax expense (benefit)	(67)	(34)	103	1	3
	238	111	(96)	(49)	204
Operating earnings	$741	$560	$758	$592	$2,651
Common shares outstanding (average, diluted)	650.5	653.1	654.9	660.9	654.9
Reported earnings per share	$0.77	$0.69	$1.30	$0.97	$3.74
Adjustments to reported earnings (after-tax)	0.37	0.17	(0.15)	(0.08)	0.31
Operating earnings per share	$1.14	$0.86	$1.15	$0.89	$4.05

1) Adjustments to reported earnings are reflected in the following table:
	1Q18	2Q18	3Q18	4Q18	YTD 2018
Pre-tax loss (income):
Sale of non-core assets			(70)	(689)	(759)
Impairment of gathering & processing assets				219	219
Impact of Virginia rate legislation	215				215
Net (gain) loss on NDT funds	43	(50)	(149)	326	170
FERC-regulated plant disallowance		122	2		124
Future ash pond and landfill closure costs		81			81
Storm costs	31			43	74
Merger-related transaction and transition costs	16	9	3	9	37
Other		(17)	15	42	40
	$305	$145	($199)	($50)	$201

Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(67)	(34)	38	11	(52)
Re-measurement of Deferred Tax balances **			47	(1)	46
Valuation Allowance ***			18	(9)	9
	($67)	($34)	$103	$1	$3

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

** During 2018, the Companies recorded further adjustments to deferred taxes in accordance with recently released tax reform guidance and to revise estimates made at year-end 2017.

*** In 3Q18, a valuation allowance was established against the portion of a deferred tax asset associated with the non-core assets that was no longer projected of being utilized to offset future taxable income. In 4Q18, the amount was adjusted based on management's assessment that it is more-likely-than-not that a portion of the deferred tax asset would be realized in 2018, to reduce tax expense associated with the sale.

2) YTD EPS may not equal sum of quarters due to share count difference.

Schedule 4 - Reconciliation of 2019 Earnings to 2018

Preliminary, Unaudited	Twelve Months Ended
(millions, except EPS)	December 31,
	2019 vs. 2018
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Change in reported earnings (GAAP)	($999)	($2.01)

Change in Pre-tax loss (income) [1]	2,299
Change in Income tax [1]	(504)
Adjustments to reported earnings	$1,795	$2.20

Change in consolidated operating earnings	$796	$0.19

Dominion Energy Virginia
Regulated electric sales:
Weather	($14)	($0.02)
Other	9	0.01
Rate adjustment clause equity return	84	0.13
Electric capacity	54	0.08
Renewable energy investment tax credits	(14)	(0.02)
Other	71	0.11
Share dilution	-	(0.52)
Change in contribution to operating earnings	$190	($0.23)

Gas Transmission & Storage
Cove Point export contracts	$172	$0.26
Assignment of shale development rights	(83)	(0.12)
Atlantic Coast Pipeline equity earnings	37	0.06
Interest expense	(60)	(0.09)
Other	24	0.03
Share dilution	-	(0.27)
Change in contribution to operating earnings	$90	($0.13)

Gas Distribution
Regulated gas sales:
Weather	($3)	$0.00
Other	(2)	0.00
Rate adjustment clause equity return	16	0.02
SCANA combination	87	0.13
Other	17	0.02
Share dilution	-	(0.14)
Change in contribution to operating earnings	$115	$0.03

Dominion Energy South Carolina
SCANA combination	$430	$0.53
Change in contribution to operating earnings	$430	$0.53

Contracted Generation
Margin	$42	$0.06
Renewable energy investment tax credits	50	0.08
Sale of certain merchant generation facilitites	(95)	(0.14)
Other	34	0.05
Share dilution	-	(0.08)
Change in contribution to operating earnings	$31	($0.03)

Corporate and Other
Share dilution and other	(60)	0.02
Change in contribution to operating earnings	($60)	$0.02

Change in consolidated operating earnings	$796	$0.19

Change in adjustments included in reported earnings[1]	($1,795)	($2.20)

Change in consolidated reported earnings	($999)	($2.01)

1) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.
Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at www.dominionenergy.com/investors.
Note: Figures may not sum due to rounding